Exhibit 10.1

AMENDMENT NO. 4

TO CREDIT AGREEMENT

dated as of
May 2, 2008

Among

ICO, INC.,
BAYSHORE INDUSTRIAL, L.P. and
ICO POLYMERS NORTH AMERICA, INC.,
as Borrowers,

KEYBANK NATIONAL ASSOCIATION,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AND THE OTHER LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,

and

KEYBANK NATIONAL ASSOCIATION,
as an LC Issuer, Lead Arranger, Bookrunner,
Administrative Agent and Syndication Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Swing Line Lender

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (this “Amendment”) is made as of May 2, 2008, by and among the following:
          (i)           ICO, INC., a Texas corporation (“ICO”), BAYSHORE INDUSTRIAL, L.P., a Texas limited partnership (“Bayshore”), and ICO POLYMERS NORTH AMERICA, INC., a New Jersey corporation (“ICO Polymers,” and together with ICO and Bayshore, the “Borrowers” and individually, each a “Borrower”);

          (ii)           KEYBANK NATIONAL ASSOCIATION, a national banking association, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and the other lending institutions from time to time party hereto (each a “Lender” and collectively, the “Lenders”);

          (iii)           KEYBANK NATIONAL ASSOCIATION, a national banking association, as an LC Issuer, lead arranger, bookrunner, and administrative agent (in such capacity as administrative agent, the “Administrative Agent”); and

          (iv)           WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the Swing Line Lender.

RECITALS:

          A.           The Borrowers, the Administrative Agent and the Lenders are parties to the Credit Agreement, dated as of October 27, 2006, as amended by Amendment No. 1 and Waiver to Credit Agreement, dated April 25, 2007, Amendment No. 2 to Credit Agreement, dated June 25, 2007, and Amendment No. 3 and Waiver to Credit Agreement, dated October 1, 2007 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

          B.           The Borrowers, the Administrative Agent and the Lenders desire to further amend the Credit Agreement as more fully set forth herein.

          C.           Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Credit Agreement.

AGREEMENT:

          In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

1.           Amendment to Schedule 1.  Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety as set forth at Exhibit A hereto.

2.           Amendment to Exhibits.  Exhibit A-1 to the Credit Agreement is hereinafter referred to as Exhibit A-1A and is hereby amended and restated in its entirety as set forth on Exhibit B and a new Exhibit A-1B is added to the Credit Agreement in the form set forth at Exhibit C hereto.

3.    New Definitions.  The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Adjusted Aggregate Revolving Facility Exposure” means at any time the sum of (i) the principal amount of all Revolving A Loans Outstanding at such time and (ii) the aggregate amount of the LC Outstandings at such time.

“Amendment No. 4 Effective Date” means May 2, 2008.

“Revolving A Borrowing” means the incurrence of Revolving A Loans consisting of one Type of Revolving A Loan by the Borrowers from all of the Lenders having Revolving A Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of any Eurodollar Loans the same Interest Period.

“Revolving A Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving A Commitment,” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.12(b) or (c) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06.

“Revolving A Facility” means the credit facility established under Section 2.02(a) pursuant to the Revolving A Commitment of each Lender.

“Revolving A Facility Availability Period” means the period from the Closing Date until the Revolving Facility Termination Date.

“Revolving A Facility Exposure” means, for any Lender at any time, the sum of (i) the principal amount of Revolving A Loans made by such Lender and outstanding at such time, and (ii) such Lender’s share of the LC Outstandings at such time.

“Revolving A Loan” means, with respect to each Lender, any loan made by such Lender pursuant to Section 2.02(a).

“Revolving A Facility Percentage” means, at any time for any Lender, the percentage obtained by dividing such Lender’s Revolving A Commitment by the Total Revolving A Commitment, provided, however, that if the Total Revolving A Commitment has been terminated, the Revolving A Facility Percentage for each Lender shall be determined by dividing such Lender’s Revolving A Commitment immediately prior to such termination by the Total Revolving A Commitment immediately prior to such termination.  The Revolving A Facility Percentage of each Lender as of the Closing Date is set forth on Schedule 1 hereto.

“Revolving A Note” means a promissory note substantially in the form of Exhibit A-1A hereto.

“Revolving B Borrowing” means the incurrence of Revolving B Loans consisting of one Type of Revolving B Loan by the Borrowers from all of the Lenders having Revolving B Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of any Eurodollar Loans the same Interest Period.

“Revolving B Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving B Commitment,” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.12(b), (c) or (d) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06.

“Revolving B Facility” means the credit facility established under Section 2.02(b) pursuant to the Revolving B Commitment of each Lender.

“Revolving B Facility Availability Period” means the banking hours of the Amendment No. 4 Effective Date.

“Revolving B Facility Exposure” means, for any Lender at any time the principal amount of Revolving B Loans made by such Lender and outstanding at such time.

“Revolving B Facility Percentage” means, at any time for any Lender, the percentage obtained by dividing such Lender’s Revolving B Commitment by the Total Revolving B Commitment, provided, however, that if the Total Revolving B Commitment has been terminated, the Revolving B Facility Percentage for each Lender shall be determined by dividing such Lender’s Revolving B Commitment immediately prior to such termination by the Total Revolving B Commitment immediately prior to such termination.  The Revolving B Facility Percentage of each Lender as of the Amendment No. 4 Effective Date is set forth on Schedule 1 hereto.

“Revolving B Loan” means, with respect to each Lender, any loan made by such Lender pursuant to Section 2.02(b).

“Revolving B Note” means a promissory note substantially in the form of Exhibit A-1B hereto.

“Total Revolving A Commitment” means the sum of the Revolving A Commitments of the Lenders as the same may be decreased pursuant to Section 2.12(b) or (c) hereof.  As of the Closing Date, the amount of the Total Revolving A Commitment is $30,000,000.

“Total Revolving B Commitment” means the sum of the Revolving B Commitments of the Lenders as the same may be decreased pursuant to Section 2.12(b), (c) or (d) hereof.  As of the Amendment No. 4 Effective Date, the amount of the Total Revolving B Commitments is $5,000,000.

“Unused Revolving A Commitment” means, for any Lender at any time, the excess of (i) such Lender’s Revolving A Commitment at such time over (ii) such Lender’s Revolving A Facility Exposure at such time.

“Unused Revolving B Commitment” means, for any Lender at any time, the excess of (i) such Lender’s Revolving B Commitment at such time over (ii) such Lender’s Revolving B Facility Exposure at such time.

“Unused Total Revolving A Commitment” means, at any time, the excess of (i) the Total Revolving A Commitment at such time over (ii) the Aggregate Revolving A Facility Exposure at such time.

“Unused Total Revolving B Commitment” means, at any time, the excess of (i) the Total Revolving B Commitment at such time over (ii) the Aggregate Revolving B Facility Exposure at such time.

4.           Amended and Restated Definitions.  Section 1.01 of the Credit Agreement is hereby amended to amend and restate the definitions of “Aggregate Revolving Facility Exposure,” “Applicable Margin,” “Asset Coverage Ratio,” “Commitment,” “Consolidated Fixed Charges,” “Credit Facility,” “Inventory,” “Material Foreign Indebtedness,” “Material Indebtedness Agreement,” “Note,” “Permitted  Foreign Subsidiary Loans and Investments,” “Revolving Borrowing,” “Revolving Commitments,” Revolving Facility Exposure,” “Revolving Facility Note,” “Revolving Facility Termination Date,” “Revolving Loan,” “Swing Line Commitment,” “Total Credit Facility Amount,” “Total Revolving Commitment” and “Unused Revolving Commitment” in their entirety as follows:

“Aggregate Revolving Facility Exposure” means, at any time, the sum of (i) the principal amounts of all Revolving Loans outstanding at such time and (ii) the aggregate amount of the LC Outstandings at such time.

“Applicable Margin” means:

(a)           with respect to Term Loans and Revolving A Loans:

(i)
Initially, until changed hereunder in accordance with the following provisions, the Applicable Margin shall be (A) 0.0 basis points for Base Rate Loans, and (B) 150.0 basis points for Eurodollar Loans;

(ii)
Commencing with the fiscal quarter of the Borrowers ended on December 31, 2006, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans

Less than or equal to 1.50	0.0 basis points	125.0 basis points
to 1.00
Greater than 1.50 to 1.00	0.0 basis points	150.0 basis points
but less than or equal to
2.50 to 1.00
Greater than 2.50 to 1.00	25.0 basis points	200.0 basis points

(b)           With respect to Revolving B Loans:

(i)
Initially, until changed hereunder in accordance with the following provisions, the Applicable Margin shall be (A) 50.0 basis points for Base Rate Loans, and (B) 200.0 basis points for Eurodollar Loans;

(ii)	Commencing with the fiscal quarter of the Borrowers ended on June 30, 2008, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans

Less than or equal to 1.50	25.0 basis points	150.0 basis points
to 1.00
Greater than 1.50 to 1.00	50.0 basis points	200.0 basis points
but less than or equal to
2.50 to 1.00
Greater than 2.50 to 1.00	75.0 basis points	250.0 basis points

(c)           Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the first day of the month following each Financial Statement Due Date based upon the Leverage Ratio in effect at the end of the applicable period covered (in whole or in part) by the financial statements to be delivered by the applicable Financial Statement Due Date.  Notwithstanding the foregoing provisions, during any period when (A) the Borrower Representative has failed to timely deliver the consolidated financial statements referred to in Section 6.01(a) or (b), accompanied by the certificate and calculations referred to in Section 6.01(c) or (B) a Default under Section 8.01(a) has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Leverage Ratio at such time.  Upon the remedy or cure of any such failure or Default, the Applicable Margin shall be adjusted as of the date of such remedy or cure based on the then applicable Leverage Ratio.  Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower Representative and the Lenders.  Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

“Asset Coverage Ratio” means at any time the ratio of (i) the sum of (A) Domestic Cash, (B) Domestic Accounts Receivable and (C) Domestic Inventory to (ii) the Adjusted Aggregate Revolving Facility Exposure.

“Commitment” means with respect to each Lender, (i) its Revolving A Commitment, (ii) its Revolving B Commitment, or (iii) its Term Commitment, if any, or all of such Commitments.

“Consolidated Fixed Charges” means, for any period, as determined on a consolidated basis and in accordance with GAAP, without duplication, the aggregate of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense paid (excluding in the case of each of the four fiscal quarter periods ending March 31, 2007, June 30, 2007 and September 30, 2007, the Adjusted December Tax Payment), (iii) scheduled principal payments on Consolidated Funded Indebtedness due in the twelve months preceding the measurement date (other than optional prepayments of the Revolving Loans), (iv) reductions in the Revolving B Commitment scheduled or required to be made during the twelve months preceding the measurement date, (v) Capital Distributions made by ICO in respect of its Equity Interests, (vi) Consolidated Capital Expenditures that are made for the purpose of maintaining existing fixed assets and (vii) Rental Expense.

“Credit Facility” means the credit facility established under this Agreement pursuant to which (i) the Lenders shall make Revolving Loans to the Borrowers pursuant to the Revolving A Commitment or Revolving B Commitment of each such Lender, and shall participate in LC Issuances under the Revolving A Facility pursuant to the Revolving A Commitment of each such Lender, (ii) each Lender with a Term Commitment shall make a Term Loan to the Borrowers pursuant to the Term Commitment of such Lender, (iii) the Swing Line Lender shall make Swing Loans to the Borrowers under the Swing Line Facility pursuant to the Swing Line Commitment, and (iv) each  LC Issuer shall issue Letters of Credit for the account of the LC Obligors in accordance with the terms of this Agreement.

“Inventory” means, as of any date, the net book value of the inventory of the Borrowers and their Domestic Subsidiaries as reflected on the Borrowers’ most recent financial statements.

“Material Foreign Indebtedness” means any Indebtedness of any Foreign Subsidiary or Foreign Subsidiaries in excess of, individually or in the aggregate, a principal amount of $7,500,000.

“Material Indebtedness Agreement” means any agreement governing or evidencing any Material Domestic Indebtedness or Material Foreign Indebtedness.

“Note” means a Revolving A Note, a Revolving B Note, a Term Note or a Swing Line Note, as applicable.

“Permitted Foreign Subsidiary Loans and Investments” means (i) loans and investments by a Loan Party to or in a Foreign Subsidiary made on or after the Closing Date in the ordinary course of business, provided that the aggregate amount of all Guaranty Obligations of the Loan Parties in respect of the aggregate amount of Indebtedness of all Foreign Subsidiaries shall not be increased beyond the amount in existence on the Closing Date; and (ii) loans to a Foreign Subsidiary by any Person other than a Borrower or any other Subsidiary.

“Revolving Borrowing” means any Revolving A Borrowing or Revolving B Borrowing.

“Revolving Commitments” means the Revolving A Commitments and the Revolving B Commitments.

“Revolving Facility Exposure” means for any Lender at any time the sum of such Lender’s Revolving A Facility Exposure and its Revolving B Facility Exposure.

“Revolving Facility Note” means a Revolving A Note or a Revolving B Note

“Revolving Facility Termination Date” means the earlier of (i) October 27, 2012, or (ii) the date that the Commitments have been terminated pursuant to Section 8.02.

“Revolving Loan” means any Revolving A Loan or Revolving B Loan.

“Swing Line Commitment” means $2,500,000.

“Total Credit Facility Amount” means the aggregate of the Total Revolving Commitment and the Total Term Loan Commitment.

“Total Revolving Commitment” means the sum of the Total Revolving A Commitment and the Total Revolving B Commitment.

“Unused Revolving Commitment” means, for any Lender at any time, the sum of (A) the excess of (i) such Lender’s Revolving A Commitment at such time over (ii) such Lender’s Revolving A Facility Exposure at such time and (B) the excess of (i) such Lender’s Revolving B Commitment at such time over (ii) such Lender’s Revolving B Facility Exposure at such time.

5.           Amendment to Section 2.01.  Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.01 Establishment of the Credit Facility.  Subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Administrative Agent, the Lenders, the Swing Line Lender and each LC Issuer agree to establish the Credit Facility for the benefit of the Borrower; provided, however, that at no time will (i) the Aggregate Credit Facility Exposure exceed the Total Credit Facility Amount, or (ii) the Credit Facility Exposure of any Lender exceed the aggregate amount of such Lender’s Commitment.”

6.           Amendment to Section 2.02.  Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.02

     (a)           Revolving A Facility.  During the Revolving A Facility Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving A Loan or Revolving A Loans to the Borrowers from time to time pursuant to such Lender’s Revolving A Commitment, which Revolving A Loans (i) may, except as set forth herein, at the option of the Borrower Representative, be incurred and maintained as, or Converted into, Revolving A Loans that are Base Rate Loans or Eurodollar Loans, provided that all Revolving A Loans made as part of the same Revolving A Borrowing shall consist of Revolving A Loans of the same Type; (ii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving A Loan, (A) the Revolving A Facility Exposure of any Lender would exceed such Lender’s Revolving A Commitment, (B) the Aggregate Revolving A Facility Exposure plus the principal amount of Swing Loans would exceed the Total Revolving A Commitment, or (C) the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c).  The Revolving A Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Revolving A Facility Percentage of each Revolving A Borrowing, in each case in accordance with Section 2.07 hereof.

     (b)           Revolving B Facility.  During the Revolving B Facility Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving B Loan or Revolving B Loans to the Borrowers pursuant to such Lender’s Revolving B Commitment, which Revolving B Loans (i) may, except as set forth herein, at the option of the Borrower Representative, be incurred and maintained as, or Converted into, Revolving B Loans that are Base Rate Loans or Eurodollar Loans, provided that all Revolving B Loans made as part of the same Revolving B Borrowing shall consist of Revolving B Loans of the same Type; (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid, may not be reborrowed; and (iii) shall not be made if, after giving effect to any such Revolving B Loan, (A) the Revolving B Facility Exposure of any Lender would exceed such Lender’s Revolving B

Commitment, or (B) the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c).  The Revolving B Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Revolving B Facility Percentage of each Revolving B Borrowing, in each case in accordance with Section 2.07 hereof.”

7.           Amendment to Section 2.04.  Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.04                                Swing Line Facility.

    (a)           Swing Loans.  During the Revolving A Facility Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement and the Sweep Documentation, to make a Swing Loan or Swing Loans to the Borrowers from time to time, which Swing Loans:  (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made only in U.S. Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, and (B) the Aggregate Revolving A Facility Exposure plus the principal amount of Swing Loans would not exceed the Total Revolving A Commitment; (v) shall not be made if, after giving effect thereto, the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c) hereof; and (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan.  To the extent the terms of this Agreement and the Sweep Documentation conflict, the terms of this Agreement shall control.

       (b)           Swing Loan Refunding.  The Swing Line Lender may at any time, in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Loan Refunding”).  Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with Revolving A Commitments and, unless an Event of Default specified in Section 8.01(h) in respect of the Borrowers have occurred, the Borrower Representative.  Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Borrower Representative of a Notice of Borrowing requesting Revolving A Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates.  Each Lender with a Revolving A Commitment (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.02 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving A Loan to the Borrowers in the amount of such Lender’s Revolving A Facility Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.  Each such Lender shall make the amount of such Revolving A Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its domestic lending office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time.  The proceeds of such Revolving A Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.

       (c)           Swing Loan Participation.  If prior to the time a Revolving A Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Loan

Refunding, any of the events specified in Section 8.01(h) shall have occurred in respect of the Borrowers or one or more of the Lenders with Revolving A Commitments shall determine that it is legally prohibited from making a Revolving A Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving A Loan would have been made by it (the “Purchase Date”), purchase an undivided participating interest (a “Swing Loan Participation”) in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount (the “Swing Loan Participation Amount”) equal to such Lender’s Revolving A Facility Percentage of such outstanding Swing Loans.  On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender’s Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Lender’s Swing Loan Participation in, such Swing Loans and its Swing Loan Participation Amount in respect thereof.  If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.  Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender’s Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrowers on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Revolving A Facility Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d)           Obligations Unconditional.  Each Lender’s obligation to make Revolving A Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Loan Refunding shall be subject to the conditions that (i) such Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Loan Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Loan Party, or any other Person, or any Loan Party may have against any Lender or other Person, as the case may be, for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) any event or circumstance involving a Material Adverse Effect, (D) any breach of any Loan Document by any party thereto, or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.”

8.           Amendment to Section 2.05.  Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.05 Letters of Credit.

(a)    LC Issuances.  During the Revolving A Facility Availability Period, the Borrower Representative may request an LC Issuer at any time and from time to time to issue, for the account of any Borrower or any Subsidiary Guarantor, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Letters of Credit denominated and payable in Dollars and in each case in such form as may be approved by such LC Issuer and the Administrative Agent; provided, however, that notwithstanding the foregoing, no LC Issuance shall be made if, after giving effect thereto, (i) the LC Outstandings would exceed the LC Commitment Amount, (ii) the Revolving A Facility Exposure of any Lender would exceed such Lender’s Revolving A Commitment, (iii) the Aggregate Revolving A Facility Exposure plus the principal amount of Swing Loans outstanding would exceed the Total Revolving A Commitment, or (iv) the Borrowers would be required to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.13(c) hereof.  Subject to Section 2.05(c) below, each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (y) one year from the date of issuance thereof, or (z) 30 Business Days prior to the Revolving Facility Termination Date.

(b)           LC Requests.  Whenever the Borrowers desire that a Letter of Credit be issued for its account or the account of any eligible LC Obligor, the Borrower Representative shall give the Administrative Agent and the applicable LC Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice, shall be substantially in the form of Exhibit B-3 (each such request, a “LC Request”), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 11:00 A.M. (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which LC Request shall include such supporting documents that such LC Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than a Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit).  In the event of any inconsistency between any of the terms or provisions of any LC Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control.

(c)           Auto-Renewal Letters of Credit.  If an LC Obligor so requests in any applicable LC Request, each LC Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit such LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Once any such Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than 30 Business Days prior to the Revolving Facility Termination Date; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the date that such LC Issuer is permitted to send a notice of non-renewal from the Administrative Agent, any Lender or the Borrower Representative that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(d)    Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the applicable LC Issuer and the applicable LC Obligor, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (including the International Chamber of Commerce’s decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

(e)           Notice of LC Issuance.  Each LC Issuer shall, on the date of each LC Issuance by it, give the Administrative Agent, each applicable Lender and the Borrower Representative written notice of such LC Issuance, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it.  Each LC Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate LC Outstandings represented by Letters of Credit issued by such LC Issuer.

(f)           Reimbursement Obligations.

(i)           The Borrowers hereby agree to reimburse (or cause any LC Obligor for whose account a Letter of Credit was issued to reimburse) each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Letter of Credit immediately after, and in any event on the date on which, such LC Issuer notifies the Borrower Representative (or any such other LC Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower Representative (or such other LC Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars, with interest on the amount so paid or disbursed by such LC Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the applicable LC Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Revolving A Loans pursuant to Section 2.09(a)(i) that are Base Rate Loans or, if not reimbursed on the date of such payment or disbursement, at the Default Rate, any such interest also to be payable on demand.  If by 11:00 A.M. on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the Borrower Representative or the relevant LC Obligor has not made such reimbursement out of its available cash on hand or, in the case of a Borrower, a contemporaneous Borrowing of Revolving A Loans hereunder (if such Borrowing is otherwise available to the Borrowers), (x) the Borrower Representative will in each case be deemed to have given a Notice of Borrowing for Revolving A Loans that are Base Rate Loans in an aggregate principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing), (y) the Lenders shall, unless they are legally prohibited from doing so, make the Revolving A Loans contemplated by such deemed Notice of Borrowing (which Revolving A Loans shall be considered made under Section 2.02(a)), and (z) the proceeds of such Revolving A Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement and repayment of the Unpaid Drawing, with any excess proceeds to be made available to the Borrowers in accordance with the applicable provisions of this Agreement.

(ii)           Obligations Absolute.  Each LC Obligor’s obligation under this Section to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such LC Obligor may have or have had against such LC Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no LC Obligor shall be obligated to reimburse an LC Issuer for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.

(g)           LC Participations.

(i)           Immediately upon each LC Issuance, the LC Issuer of such Letter of Credit shall be deemed to have sold and transferred to each Lender with a Revolving A Commitment, and each such Lender (each an “LC Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (an “LC Participation”), to the extent of such Lender’s Revolving A Facility Percentage of the Stated Amount of such Letter of Credit in effect at such time of issuance, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Administrative Agent for the account of the Lenders as provided in Section 2.11 and the LC Participants shall have no right to receive any portion of any fees of the nature contemplated by Section 2.11(c) or Section 2.11(e)), the obligations of any LC Obligor under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

(ii)           In determining whether to pay under any Letter of Credit, an LC Issuer shall not have any obligation relative to the LC Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by an LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such LC Issuer any resulting liability.

(iii)           If an LC Issuer makes any payment under any Letter of Credit and the applicable LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.05(f), such LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such LC Issuer, the amount of such LC Participant’s Revolving A Facility Percentage of such payment in Dollars and in same-day funds; provided, however, that no LC Participant shall be obligated to pay to the Administrative Agent its Revolving A Facility Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.  If the Administrative Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of the relevant LC Issuer such LC Participant’s Revolving A Facility Percentage of the amount of such payment on such Business Day in same-day funds.  If and to the extent such LC Participant shall not have so made its Revolving A Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant LC Issuer, such LC Participant agrees to pay to the Administrative Agent for the account of such LC Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such LC Issuer at the Federal Funds Effective Rate.  The failure of any LC Participant to make available to the Administrative Agent for the account of the relevant LC Issuer its Revolving A Facility Percentage of any payment under any Letter of Credit shall not relieve any other LC Participant of its obligation hereunder to make available to the Administrative Agent for the account of such LC Issuer its Revolving A Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to the Administrative Agent for the account of such LC Issuer such other LC Participant’s Revolving A Facility Percentage of any such payment.

(iv)           Whenever an LC Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such LC Issuer any payments from the LC Participants pursuant to subpart (iii) above, such LC Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each LC Participant that has paid its Revolving A Facility Percentage thereof, in same-day funds, an amount equal to such LC Participant’s Revolving A Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective LC Participations, as and to the extent so received.

(v)           The obligations of the LC Participants to make payments to the Administrative Agent for the account of each LC Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(A)           any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B)           the existence of any claim, set-off defense or other right that any LC Obligor may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable LC Obligor and the beneficiary named in any such Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable LC Issuer for gross negligence or willful misconduct of such LC Issuer in making payment under any applicable Letter of Credit;

(C)           any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D)           the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E)           the occurrence of any Default or Event of Default.

(vi)    To the extent any LC Issuer is not indemnified by the Borrowers or any LC Obligor, the LC Participants will reimburse and indemnify such LC Issuer, in proportion to their respective Revolving A Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such LC Issuer in performing its respective duties in any way related to or arising out of LC Issuances by it; provided, however, that no LC Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer’s gross negligence or willful misconduct.”

9.     Amendment to Section 2.06.  Section 2.06(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     “(d)           Maximum Borrowings.  More than one Borrowing may be incurred by the Borrowers on any day; provided, however, that (i) if there are two or more Borrowings on a single day (other than with respect to a Term Borrowing made on the Closing Date) by the Borrowers that consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than eight Borrowings of Eurodollar Loans outstanding hereunder.”

10.   Amendment to Section 2.07(b).  Section 2.07(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

      “(b)           Borrowings Pro Rata.  Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be made as follows:  (i) all Revolving A Loans made, and LC Participations acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender’s Revolving A Facility Percentage of the amount of any Revolving A Borrowing or Letter of Credit in effect on the date the applicable Revolving A Borrowing is to be made or the Letter of Credit is to be issued, (ii) all Revolving B Loans shall be made on a pro rata basis based upon each Lender’s Revolving B Facility Percentage of the amount of such Revolving B Borrowing, and (iii) all Term Loans shall be made by the Lenders having Term Commitments pro rata on the basis of their respective Term Commitments.”

11.   Amendment to Section 2.07(d)(i).  Section 2.07(d)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

      “(i)           Loans Generally.  No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in Dollars and in immediately available funds and the Administrative Agent promptly will make available to the Borrowers by depositing to the applicable account at the Payment Office (or such other account as the Borrower Representative shall specify) the aggregate of the amounts so made available in the type of funds received.”

12.          Amendment to Section 2.08(b).  Section 2.08(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)           Loan Accounts of Administrative Agent and Swing Line Lender; Lender Register.  Except with respect to Swing Loans, the Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the Interest Period and applicable interest rate, (ii) the amount and other details with respect to each Letter of Credit issued hereunder, (iii) the amount of any principal due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (v) the other details relating to the Loans, Letters of Credit and other Obligations.  In addition, the Administrative Agent shall maintain a register (the “Lender Register”) on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders.  The Administrative Agent will make the Lender Register available to any Lender or the Borrowers upon request.  The Swing Line Lender shall maintain accounts in which it shall record the amount of each Swing Loan made hereunder and the applicable interest rate.”

13.    Amendment to Section 2.11(b)(i).  Section 2.11(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i)           The Borrowers agree to pay to the Administrative Agent, for the ratable benefit of each Lender based upon each such Lender’s Revolving A Facility Percentage, as consideration for the Revolving A Commitments of the Lenders, commitment fees (the “Commitment Fees”) for the period from the Closing Date to, but not including, the Revolving Facility Termination Date, computed for each day at a rate per annum equal to (i) 37.5 basis points times (ii) the Unused Total Revolving A Commitment in effect on such day.  Accrued Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.”

14.   Amendment to Section 2.11(c).  Section 2.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)           LC Fees.

(i)           Standby Letters of Credit.  The Borrowers agree to pay to the Administrative Agent, for the ratable benefit of each Lender with a Revolving A Commitment based upon each such Lender’s Revolving A Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Standby Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the beneficiary), computed for each day at a rate per annum equal to (A) the Applicable Margin for Revolving A Loans that are Eurodollar Loans in effect on such day times (B) the Stated Amount of such Letter of Credit on such day.  The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.

(ii)           Commercial Letters of Credit.  The Borrowers agree to pay to the Administrative Agent for the ratable benefit of each Lender based upon each such Lender’s Revolving A Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Commercial Letter of Credit in an amount equal to (A) the Applicable Margin for Revolving A Loans that are Eurodollar Loans in effect on the date of issuance times (B) the Stated Amount of such Letter of Credit.  The foregoing fees shall be payable on the date of issuance of such Letter of Credit.”

15.    Amendment to Section 2.12.  Section 2.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.12      Termination and Reduction of Revolving Commitments.

(a)           Mandatory Termination of Revolving Commitments.  All of the Revolving Commitments shall terminate on the Revolving Facility Termination Date.

(b)           Voluntary Termination of the Total Revolving A Commitment or Total Revolving B Commitment.  Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right to terminate in whole the Total Revolving A Commitment or the Total Revolving B Commitment, provided that (i) all outstanding Revolving Loans and Unpaid Drawings under the applicable facility are contemporaneously prepaid in accordance with Section 2.13 and (ii) in the case of a termination of the Total Revolving A Commitment, either there are no outstanding Letters of Credit or the Borrowers shall contemporaneously cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions reasonably acceptable to each LC Issuer and the Revolving Lenders).

(c)           Partial Reduction of Total Revolving A Commitment or Total Revolving B Commitment.  Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right to partially and permanently reduce the Unused Total Revolving A Commitment or the Unused Total Revolving B Commitment; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender’s Revolving A Facility Percentage or Revolving B Facility Percentage, as applicable) and permanently reduce the Revolving A Commitment or Revolving B Commitment, as applicable, of each Lender, (ii) in the case of a reduction of the Revolving A Commitment, such reduction shall apply to proportionately and permanently reduce the LC Commitment Amount, but only to the extent that the Unused Total Revolving A Commitment would be reduced below any such limits, (iii) no such reduction shall be permitted if the Borrowers would be required to make a mandatory prepayment of Loans or cash collateralize Letters of Credit pursuant to Section 2.13, and (iv) any partial reduction shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000) in the case of the Revolving A Commitment and $1,000,000 in the case of the Revolving B Commitment.

(d)           Mandatory Reduction of Total Revolving B Commitments.  The Total Revolving B Commitment will be automatically and permanently reduced on the last day of each fiscal quarter, beginning on June 30, 2008, by an amount equal to $277,778 (or, with respect to the last fiscal quarter for which a reduction is scheduled, $277,774).  Each Lender’s Revolving B Commitment will be reduced on a pro rata basis equal to such Lender’s Revolving B Facility Percentage of the amount of such reduction.  Concurrently with any reduction in the Revolving B Commitment, the Borrowers shall make any mandatory prepayments of Loans required by Section 2.13.”

16.           Amendment to Section 2.13(c)(ii).  Section 2.13(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii)           Loans Exceed the Commitments.  If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Total Credit Facility Amount, (B) the Revolving A Facility Exposure of any Lender exceeds such Lender’s Revolving A Commitment or the Revolving B Facility Exposure of any Lender exceeds such Lender’s Revolving B Commitment, (C) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans exceeds the Total Revolving Commitment, or (D) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Commitment, then, in the case of each of the foregoing, the Borrowers shall, on such day, prepay on such date the principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess.”

17.           Amendment to Section 2.14(b).  Section 2.14(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)           Application of Payments.  Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of Revolving Loans and Unpaid Drawings with respect to Letters of Credit shall be applied by the Administrative Agent on a pro rata basis based upon each Lender’s Revolving A Facility Percentage or Revolving B Facility Percentage, as applicable, of the amount of such prepayment, (ii) all payments and prepayments of Term Loans shall be applied by the Administrative Agent to reduce the principal amount of the Term Loans made by each Lender with a Term Commitment, pro rata on the basis of their respective Term Commitments, and (iii) all payments or prepayments of Swing Loans shall be applied by the Swing Line Lender to pay or prepay such Swing Loans.”

18.           Conditions Precedent.  The amendment set forth above shall become effective upon the satisfaction of the following conditions precedent:

(a)           this Amendment has been executed by each Borrower, the Administrative Agent and the Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(b)           the Revolving A Notes and Revolving B Notes shall have been executed by the Borrowers and shall have been delivered to the Administrative Agent;

(c)           the Administrative Agent shall have received an opinion of counsel from counsel to the Borrowers which shall be in form and substance satisfactory to the Administrative Agent;

(d)           the Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of each Loan Party approving this Amendment and the other Loan Documents to be executed in connection herewith;

(e)           the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, certifying the names and true signatures of the officers of such Loan Party authorized to sign this Amendment or Subsidiary Guarantor Acknowledgment and Agreement, as applicable, and the other Loan Documents to be executed in connection herewith;

(f)           The Administrative Agent shall have received:  (A) an original certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Loan Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State or a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying that the Certificate or Articles of Incorporation or equivalent formation document of such Loan Party have not been amended, restated or otherwise modified since the Closing Date; (B) an original good standing certificate from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents affecting such Loan Party and certifying as to the good standing of such Loan Party; and (C) certified copies of the by-laws, partnership agreement or similar governing document of each Loan Party or a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying that the by-laws, partnership agreement or similar governing document of such Loan Party have not been amended, restated or otherwise modified since the Closing Date;

(g)           the Borrowers have paid all reasonable out-of-pocket fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment;

(h)           all representations and warranties of the Loan Parties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made; and

(i)           each Subsidiary Guarantor has executed and delivered to the Administrative Agent the Subsidiary Guarantor Acknowledgment and Agreement attached hereto.

19.           Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:  (a) such Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the organizational documents of such Borrower or any law applicable to such Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of such Borrower in every respect, enforceable in accordance with its terms.

20.           Credit Agreement Unaffected.  Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

21.           Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

22.           Entire Agreement.  This Amendment is specifically limited to the matters expressly set forth herein.  This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

23.           Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS GOVERNS THIS AMENDMENT.  Any legal action or proceeding with respect to this Amendment may be brought in any court located in Harris County, Texas or in any court of the United States for the Southern District of Texas, Houston Division, and, by execution and delivery of this Amendment, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Borrowers hereby further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower Representative at its address for notices pursuant to Section 11.05 of the Credit Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law.  Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

(b)           The Borrowers hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment brought in the courts referred to in Section 21(a) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

(Signature pages follow.)

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ICO, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Chief Financial Officer & Treasurer

BAYSHORE INDUSTRIAL, L.P.

By:	Bayshore Industrial GP, L.L.C.
Its:	General Partner
By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

ICO POLYMERS NORTH AMERICA, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Sr. Vice President, Chief Financial Officer &
Treasurer

 Amendment No. 4 to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent and as a Lender

By:	/s/ Brian Fox
Name:	Brian Fox
Title:	Assistant Vice President

  Amendment No. 4 to Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Chad Johnson
Name:	Chad Johnson
Title:	Vice President

  Amendment No. 4 to Credit Agreement

SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (collectively, the “Subsidiary Guarantors” and, individually, “Subsidiary Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 4 to Credit Agreement, dated as of May 2, 2008 (the “Amendment”).  Each Subsidiary Guarantor specifically acknowledges the terms of and consents to the amendments set forth in the Amendment.  Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty shall remain in full force and effect and be unaffected hereby.

Each Subsidiary Guarantor hereby waives and releases, to the fullest extent permitted by applicable law, the Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates, and subsidiaries from any and all claims, offsets, defenses, and counterclaims of which any of the Subsidiary Guarantors is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR THE AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH SUBSIDIARY GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

(Signature page follows.)

IN WITNESS WHEREOF, this Subsidiary Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

ICO GLOBAL SERVICES, INC.

By:	/s/ Donald Eric Parsons
Name:	Donald Eric Parsons
Title:	President

ICO P&O, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Chief Financial Officer & Treasurer

ICO TECHNOLOGY, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

WEDCO TECHNOLOGY, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	President, Chief Financial Officer &
Treasurer

WORLDWIDE GP, L.L.C.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Manager, President & Treasurer

WORLDWIDE LP, L.L.C.
By:	ICO Global Services, Inc.
Its Sole Member

By:	/s/ Donald E. Parsons
Name:	Donald E. Parsons
Title:	President

 Subsidiary Guarantor Acknowledgment and Agreement

ICO WORLDWIDE, L.P.
By:	Worldwide GP, L.L.C.
Its General Partner

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Manager, President & Treasurer

BAYSHORE INDUSTRIAL GP, L.L.C.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

BAYSHORE INDUSTRIAL LP, L.L.C.
By:	ICO Global Services, Inc.
Its Sole Member

By:	/s/ Donald Eric Parsons
Name:	Donald Eric Parsons
Title:	President

ICO POLYMERS, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

BAYSHORE RE HOLDINGS, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

                                                                                                                                           Subsidiary Guarantor Acknowledgment and Agreement

CHINA RE HOLDINGS, INC.

By:	/s/ Bradley T. Leuschner
Name:	Bradley T. Leuschner
Title:	Vice President, Chief Financial Officer &
Treasurer

 Subsidiary Guarantor Acknowledgment and Agreement

EXHIBIT A

Schedule 1

Lenders and Commitments

Lender	Revolving A	Revolving A	Revolving B	Revolving B	Term
	Commitment	Facility	Commitment	Facility	Commitment
		Percentage as of		Percentage as of
		the Amendment		the Amendment
		No. 4 Effective		No. 4 Effective
		Date		Date
KeyBank National	$15,000,000.00	50.00%	$2,500,000.00	50.00%	$7,083,333.50
Association
Wells Fargo Bank,	$15,000,000.00	50.00%	$2,500,000.00	50.00%	$7,083,333.50
National
Association
Total:	$30,000,000.00	100.00%	$5,000,000.00	100.00%	$14,166,667.00

EXHIBIT B

EXHIBIT A-1A

REVOLVING A FACILITY NOTE

$15,000,000.00	May 2, 2008
Houston, Texas

FOR VALUE RECEIVED, the undersigned ICO, INC., a Texas corporation (“ICO”), BAYSHORE INDUSTRIAL, L.P., a Texas limited partnership (“Bayshore”), and ICO POLYMERS NORTH AMERICA, INC., a New Jersey corporation (“ICO Polymers,” and together with ICO and Bayshore, the “Borrowers” and individually, each a “Borrower”), jointly and severally, hereby promise to pay to the order of [_______________________] (the “Lender”) the principal sum of FIFTEEN MILLION DOLLARS AND NO CENTS ($15,000,000.00) or, if less, the then unpaid principal amount of all Revolving A Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Lender to the Borrowers pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office on the Revolving Facility Termination Date.

This Revolving A Facility Note is one of the Notes referred to in the Credit Agreement, dated as of October 27, 2006, as amended by Amendment No. 1 and Waiver to Credit Agreement, dated April 25, 2007, Amendment No. 2 to Credit Agreement, dated June 25, 2007, and Amendment No. 3 and Waiver to Credit Agreement, dated October 1, 2007, as amended by amendment No. 4 to Credit Agreement, dated as of the date hereof (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, KEYBANK NATIONAL ASSOCIATION, a national banking association, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and the other lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as an LC Issuer, lead arranger, bookrunner, and administrative agent (in such capacity as administrative agent, the “Administrative Agent”), and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this Revolving A Facility Note is subject to mandatory repayment prior to the Revolving Facility Termination Date, in whole or in part.

This Revolving A Facility Note wholly amends, restates and replaces the Revolving Facility Note, dated October 27, 2006, among each of the Borrowers and [____________].

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Revolving A Facility Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Revolving A Facility Note, except as expressly set forth in the Credit Agreement or the other Loan Documents. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

This Revolving A Facility Note shall be construed in accordance with and be governed by the laws of the State of Texas, without regard to principles of conflict of law.

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS REVOLVING A FACILITY NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ICO, INC. By: Name: Title:
BAYSHORE INDUSTRIAL, L.P. By: _______________________ Its: General Partner By: Name: Title:
ICO POLYMERS NORTH AMERICA, INC. By: Name: Title:

EXHIBIT C

EXHIBIT A-1B

REVOLVING B FACILITY NOTE

$2,500,000.00	May 2, 2008
Houston, Texas

FOR VALUE RECEIVED, the undersigned ICO, INC., a Texas corporation (“ICO”), BAYSHORE INDUSTRIAL, L.P., a Texas limited partnership (“Bayshore”), and ICO POLYMERS NORTH AMERICA, INC., a New Jersey corporation (“ICO Polymers,” and together with ICO and Bayshore, the “Borrowers” and individually, each a “Borrower”), jointly and severally, hereby promise to pay to the order of [_______________________] (the “Lender”) the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($2,500,000.00) or, if less, the then unpaid principal amount of all Revolving B Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Lender to the Borrowers pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office on the Revolving Facility Termination Date.

This Revolving B Facility Note is one of the Notes referred to in the Credit Agreement, dated as of October 27, 2006, as amended by Amendment No. 1 and Waiver to Credit Agreement, dated April 25, 2007, Amendment No. 2 to Credit Agreement, dated June 25, 2007, and Amendment No. 3 and Waiver to Credit Agreement, dated October 1, 2007, as amended by amendment No. 4 to Credit Agreement, dated as of the date hereof (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, KEYBANK NATIONAL ASSOCIATION, a national banking association, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and the other lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as an LC Issuer, lead arranger, bookrunner, and administrative agent (in such capacity as administrative agent, the “Administrative Agent”), and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this Revolving B Facility Note is subject to mandatory repayment prior to the Revolving Facility Termination Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Revolving B Facility Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Revolving B Facility Note, except as expressly set forth in the Credit Agreement or the other Loan Documents. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

This Revolving B Facility Note shall be construed in accordance with and be governed by the laws of the State of Texas, without regard to principles of conflict of law.

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS REVOLVING B FACILITY NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ICO, INC. By: Name: Title:
BAYSHORE INDUSTRIAL, L.P. By: _______________________ Its: General Partner By: Name: Title:
ICO POLYMERS NORTH AMERICA, INC. By: Name: Title: